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                                                                    EXHIBIT j(2)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference and use of our report dated May 10, 2001, on the financial statements and financial highlights of the Cash Reserve Portfolio (a portfolio of the Tax-Free Investments Co.) as of and for the year ended March 31, 2001 in the Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A).



                                        /s/ ERNST & YOUNG LLP

Houston, Texas
July 23, 2001